SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)                     June 7, 2005

STANDARD MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	0-20882	35-1773567

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana		46280

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code                     (317) 574-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     On June 7, 2005, Standard Management Corporation (the “Company”) entered into a Supplemental Indenture (the “Supplemental Indenture”) with Deutsche Bank Trust Company Americas (the “Trustee”) to amend certain terms of the Indenture dated August 9, 2001 (the “Indenture”), pursuant to which the Company issued its 10.25% Junior Subordinated Debentures due 2031 (the “Debentures”). All outstanding Debentures are held by SMAN Capital Trust I, a consolidated subsidiary of the Company, for the benefit of the holders of the Trust’s securities. The Supplemental Indenture modified certain covenants set forth in the Indenture to permit the Company to sell substantially all of its assets without the purchaser of such assets being required to assume the Company’s obligations under the Indenture. All other terms of the Indenture, including maturity of the Debentures, are unchanged and remain in full force and effect.

     As required under the Indenture, the Supplemental Indenture was approved by a majority of the aggregate liquidation amount of the Preferred Securities of the Trust outstanding. The Company received written consent to the Supplemental Indenture from the holders of approximately 83% of the aggregate liquidation amount of the Preferred Securities outstanding.

     A copy of the Supplemental Indenture is filed with this Current Report as Exhibit 4.5(a) and is incorporated into this Item 1.01 by reference.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

4.5(a)	Supplemental Indenture dated June 7, 2005 by and between Standard Management Corporation and Deutsche Bank Trust Company Americas

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION
By:	/s/ Stephen M. Coons
	Name:	Stephen M. Coons
	Title:	Executive Vice President and General Counsel

Dated: June 13, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.5(a)	Supplemental Indenture dated June 7, 2005 by and between Standard Management Corporation and Deutsche Bank Trust Company Americas